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                                                                 EXHIBIT (a) (4)

                         NICHOLAS-APPLEGATE MUTUAL FUNDS
                       ESTABLISHMENT OF ADDITIONAL SERIES

                  The undersigned, constituting a majority of the Trustees of Nicholas-Applegate Mutual Funds, a Delaware business trust, hereby establish the following additional series of Interests of the Trust pursuant to Section 8.8 of the Amended and Restated Declaration of Trust of the Trust:

                  Emerging Growth Portfolio A
                  Emerging Growth Portfolio B
                  Emerging Growth Qualified Portfolio

                  IN WITNESS WHEREOF, the undersigned have executed this instrument on August 6, 1993.

                               /s/ Arthur E. Nicholas
                               ------------------------------
                                   Arthur E. Nicholas

                               /s/ Fred C. Applegate
                               ------------------------------
                                   Fred C. Applegate

                               /s/ Eileen Delasandro
                               ------------------------------
                                   Eileen Delasandro

                               /s/ Arthur B. Laffer
                               ------------------------------
                                   Arthur B. Laffer

                               /s/ Charles E. Young
                               ------------------------------
                                   Charles E. Young